UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported:)	June 4, 2024

Tandy Leather Factory, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation

1-12368	75-2543540
(Commission File Number)	(IRS Employer Identification Number)

1900 Southeast Loop 820, Fort Worth, Texas	76140
(Address of Principal Executive Offices)	(Zip Code)

(817) 872-3200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0024	TLF	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 4, 2023, Tandy Leather Factory, Inc. (the “Company”) held its annual meeting of stockholders.  The three proposals considered at the annual meeting were voted on as follows:

Proposal 1:  The election of seven directors for the ensuing year.  The number of votes cast for and withheld for each nominee for director is set forth below.

NOMINEE:	FOR:	WITHHELD:	BROKER NON VOTES
Vicki Cantrell	5,226,562	58,898	1,335,273
Janet Carr	5,226,563	58,897	1,335,273
Jefferson Gramm	5,223,661	61,799	1,335,273
James Pappas	5,225,736	59,724	1,335,273
Sejal Patel	5,222,385	63,075	1,335,273
Diana Saadeh-Jajeh	5,226,385	59,016	1,335,332
Eric Speron	5,226,311	59,149	1,335,273

Proposal 2:  Ratification of the appointment of Whitley Penn as the Company’s independent registered public accounting firm for fiscal year 2024.  The number of votes cast for and against this proposal, as well as the number of abstentions and with respect to this proposal, are set forth below:

FOR	AGAINST	ABSTAIN
6,481,849	137,827	1,057

Proposal 3:  Advisory vote regarding executive compensation.  The number of votes cast for and against this proposal, as well as the number of abstentions and broker non-votes with respect to this proposal, are set forth below:

FOR	AGAINST	ABSTAIN	BROKER NON VOTES
5,119,590	81,510	4,360	1,335,273

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANDY LEATHER FACTORY, INC.

Date: June 5, 2024	By:	/s/ Janet Carr
Janet Carr, Chief Executive Officer